EXHIBIT 99.1

FOR IMMEDIATE RELEASE: September 13, 2022

Aspen Group Reports Revenue of $18.9 million for First Quarter Fiscal 2023

•	Marketing spend decrease in Q4 2022 resulted in modest revenue decline in Q1 2023
•	Restructuring and lower marketing spend expected to reduce total spending by $4.4 million in Q2 and $4.9 million per quarter in Q3 and Q4 of fiscal year 2023
•	Continued corporate overhead controls drive sequential reduction in G&A

NEW YORK – September 13, 2022 - Aspen Group, Inc. (Nasdaq: ASPU) (“AGI”), an education technology holding company, today announced financial results for its first quarter fiscal year 2023 ended July 31, 2022.

First Quarter Fiscal Year 2023 Summary Results

	Three Months Ended July 31,
$ in millions, except per share data	2022	2021
Revenue	$18.9	$19.4
Gross Profit[1]	$8.2	$10.4
Gross Margin (%)[1]	43%	54%
Net Income (Loss)	$(3.7)	$(0.9)
Earnings (Loss) per Share	$(0.15)	$(0.03)
EBITDA[2]	$(2.2)	$0.1
Adjusted EBITDA[2]	$(1.2)	$0.5

———————

1 GAAP gross profit calculation includes marketing and promotional costs, instructional costs and services, and amortization expense of $0.5 million and $0.4 million for the three months ended July 31, 2022 and 2021, respectively.

2 Non-GAAP financial measures. See reconciliations of GAAP to non-GAAP financial measures under "Non-GAAP–Financial Measures" starting on page 5.

“The revenue decline for the fiscal year 2023 first quarter, which is typically our seasonally slowest quarter, reflects the enrollment stoppage at our Pre-Licensure BSN campuses in Arizona and the effect of the $1 million sequential reduction of marketing spend in the prior quarter,” said Michael Mathews, Chairman and CEO of AGI. “USU’s revenue growth of 12%, primarily due to demand for the MSN-FNP program, partially offset the AU decrease.”

“Late in the first fiscal quarter, we initiated a restructuring that reduces AGI’s total staff by approximately 15%. The staff reductions are focused on G&A areas throughout the Company, as well as marketing and IT. Additionally, we have dropped our marketing spend in Q2 in all units to a maintenance level spend rate. These restructuring effects are expected to expediently reduce cash used in operations and positions the Company to generate positive operating cash flow in the second half of fiscal 2023.”

Mr. Mathews concluded, “As stated on our last earnings call, the Company is currently considering various growth and financing alternatives. On August 18, 2022, we entered into an equity distribution agreement that enables us to issue and sell shares of Aspen Group common stock for aggregate gross proceeds of up to $3.0 million. The facility's primary purpose is to provide the option of additional short-term liquidity while the expected impact of our restructuring program takes effect. In parallel, we have engaged Lampert Capital Advisors to assist with securing an accounts receivable (AR) financing agreement. Until we are able to close an AR financing, the Company plans to maintain its current marketing maintenance spending plan.”

Fiscal Q1 2023 Financial and Operational Results (compared to Fiscal Q1 2022)

Revenue decreased 3% to $18.9 million compared to $19.4 million. The following table presents the Company’s revenue, both per subsidiary and total:

	Three Months Ended July 31,
	2022	$ Change	% Change	2021
AU	$11,948,094	$(1,301,558)	(10)%	$13,249,652
USU	6,945,819	764,476	12%	6,181,343
Revenue	$18,893,913	$(537,082)	(3)%	$19,430,995

AU revenue decreased by $1.3 million or 10%, with the Phoenix BSN Pre-Licensure program accounting for $0.8 million of the decrease. The active student body at AU decreased from 10,911 at July 31, 2021 to 9,133 at July 31, 2022.

USU revenue increased 12% due primarily to USU's MSN-FNP program, the USU degree program with the highest concentration of students and the highest LTV. The active student body at USU decreased from 2,968 at July 31, 2021 to 2,915 at July 31, 2022.

GAAP gross profit decreased 27% to $8.2 million compared to $10.4 million, primarily due to lower revenue, increased instructional costs and services, which is the result of more students entering the core curriculum, and resuming marketing spend at a level consistent with Q3 Fiscal 2022. Gross margin was 43% compared to 54%. AU gross margin was 39% versus 53% of AU revenue, and USU gross margin was 56% versus 60% of USU revenue.

AU instructional costs and services represented 32% of AU revenue, and USU instructional costs and services represented 27% of USU revenue. AU marketing and promotional costs represented 25% of AU revenue, while USU marketing and promotional costs represented 16% of USU revenue.

The following tables present the Company’s net (loss) income, both per subsidiary and total:

	Three Months Ended July 31, 2022
	Consolidated	AGI Corporate	AU	USU
Net (loss) income	$(3,714,971)	$(4,898,587)	$(209,429)	$1,393,045
Net loss per share	$(0.15)

	Three Months Ended July 31, 2021
	Consolidated	AGI Corporate	AU	USU
Net (loss) income	$(870,888)	$(4,458,536)	$2,334,457	$1,253,191
Net loss per share	$(0.03)

The following tables present a brief summary of the Company’s Non-GAAP measures, both per subsidiary and total. See details of these non-GAAP financial measures and reconciliations of GAAP to non-GAAP financial measures under “Non-GAAP–Financial Measures” starting on page 5.

	Three Months Ended July 31, 2022
	Consolidated	AGI Corporate	AU	USU
EBITDA	$(2,182,962)	$(4,242,266)	$549,458	$1,509,846
EBITDA Margin	(12)%	NM	5%	22%
Adjusted EBITDA	(1,176,700)	(3,657,664)	826,382	1,654,582
Adjusted EBITDA Margin	(6)%	NM	7%	24%

	Three Months Ended July 31, 2021
	Consolidated	AGI Corporate	AU	USU
EBITDA	$91,663	$(4,393,058)	$3,146,957	$1,337,764
EBITDA Margin	Less than 1%	NM	24%	22%
Adjusted EBITDA	505,920	(3,949,779)	2,968,432	1,487,267
Adjusted EBITDA Margin	3%	NM	22%	24%

———————

NM – Not meaningful

Operating Metrics

New Student Enrollments

New student enrollments at AU decreased 46% year-over-year and at USU by 34% year-over-year. New student enrollments were primarily impacted by the enrollment stoppage in the Phoenix pre-licensure program, and the reduction in marketing spend by $1 million over the prior quarter.

New student enrollments for the past five quarters are shown below:

	New Student Quarterly Enrollments
	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23
Aspen University	1,601	1,750	1,301	1,010	868
USU	675	630	481	525	447
Total	2,276	2,380	1,782	1,535	1,315

New student enrollments, bookings and ARPU for Q1’23 versus Q1’22 are shown below (rounding differences may occur):

	First Quarter Bookings[1] and Average Revenue Per Enrollment (ARPU)[1]
	Q1'22 Enrollments	Q1'22 Bookings [1]	Q1'23 Enrollments	Q1'23 Bookings [1]	Percent Change Total Bookings & ARPU [1]
Aspen University	1,601	$23,150,850	868	$10,882,200
USU	675	$12,028,500	447	$7,965,540
Total	2,276	$35,179,350	1,315	$18,847,740	(46)%
ARPU		$15,457		$14,333	(7)%

———————

1 “Bookings” are defined by multiplying Lifetime Value (LTV) by new student enrollments for each operating unit. “Average Revenue Per Enrollment” (ARPU) is defined by dividing total Bookings by total new student enrollments for each operating unit.

Total Active Student Body

AGI's active degree-seeking student body, including AU and USU, declined 13% year-over-year to 12,048 from 13,879. AU's total active student body decreased by 16% year-over-year to 9,133 from 10,911. On a year-over-year basis, USU's total active student body decreased by 2% to 2,915 from 2,968.

Total active student body for the past five quarters is shown below:

	Total Active Student Body by Quarter
	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23
Aspen University	10,911	11,184	10,736	10,225	9,133
USU	2,968	3,134	2,988	3,109	2,915
Total	13,879	14,318	13,724	13,334	12,048

Nursing Students

Students seeking nursing degrees were 10,394, or 86% of total active students at both universities. Of the students seeking nursing degrees, 8,910 are RNs studying to earn an advanced degree, including 6,202 at Aspen University and 2,708 at USU. In contrast, the remaining 1,484 nursing students are enrolled in Aspen University’s BSN Pre-Licensure program in the Phoenix, Austin, Tampa, Nashville and Atlanta metros. The majority of the year-over-year Aspen University nursing student body decrease is a result of the enrollment stoppage in the Phoenix pre-licensure program.

Nursing student body for the past five quarters is shown below:

	Nursing Student Body by Quarter
	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23
Aspen University	9,269	9,531	9,116	8,632	7,686
USU	2,789	2,911	2,773	2,890	2,708
Total	12,058	12,442	11,889	11,522	10,394

Liquidity

At July 31, 2022, the Company had unrestricted cash of $2.4 million and restricted cash of $6.4 million. Cash flow used in operations was $3.6 million. Approximately $2.2 million of the cash used in operations is attributed to our EBITDA loss and $1.2 million is attributed to changes in working capital primarily related to increases in short-term and long-term monthly payment plan accounts receivable. We also had approximately $500,000 in capital expenditures during the quarter. Management believes the restructuring plan initiated late in the first quarter positions the Company to generate positive operating cash flow in the second half of fiscal 2023.

Conference Call

Aspen Group, Inc. will host a conference call to discuss its first quarter fiscal 2023 results and business outlook on Tuesday, September 13, 2022, at 4:30 p.m. ET. Aspen Group, Inc. will issue a press release reporting results after the market closes on that day. The conference call can be accessed by dialing toll-free (877) 704-4453 (U.S.) or (201) 389-0920 (International), passcode 13732189.

Subsequent to the call, a transcript of the audio cast will be available from the Company’s website at www.aspu.com. There will also be a seven-day dial-in replay which can be accessed by dialing toll-free (844) 512-2921 (U.S.) or (412) 317-6671 (International), passcode 13732189.

For additional information on the financial statements and performance, please refer to the Aspen Group, Inc. Form 10-Q for the first quarter of fiscal year 2023 and Q1 2023 Financial Results Presentation published on the Company’s website at www.aspu.com, on the Presentations page under Company Info.

Non-GAAP – Financial Measures

This press release includes both financial measures in accordance with Generally Accepted Accounting Principles, or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to net income (loss), operating income (loss), and cash flow from operating activities, liquidity or any other financial measures. They may not be indicative of the historical operating results of AGI nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

Our management uses and relies on EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures. We believe that management, analysts, and shareholders benefit from referring to the following non-GAAP financial measures to evaluate and assess our core operating results from period-to-period after removing the impact of items that affect comparability. Our management recognizes that the non-GAAP financial measures have inherent limitations because of the excluded items described below.

We have included a reconciliation of our non-GAAP financial measures to the most comparable financial measures calculated in accordance with GAAP. We believe that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between AGI and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules.

AGI defines Adjusted EBITDA as EBITDA excluding: (1) bad debt expense; (2) stock-based compensation; and (3) non-recurring charges. The following table presents a reconciliation of net loss to EBITDA and Adjusted EBITDA and of net income (loss) margin to the Adjusted EBITDA margin:

	Three Months Ended July 31,
	2022	2021
Net loss	$(3,714,971)	$(870,888)
Interest expense, net	580,580	32,132
Taxes	30,321	151,010
Depreciation and amortization	921,108	779,409
EBITDA	(2,182,962)	91,663
Bad debt expense	350,000	350,000
Stock-based compensation	46,330	542,712
Non-recurring charges - Severance	125,000	19,665
Non-recurring charges (income) - Other	484,932	(498,120)
Adjusted EBITDA	$(1,176,700)	$505,920
Net loss Margin	(20)%	(4)%
Adjusted EBITDA Margin	(6)%	3%

The following tables present a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA and of net income (loss) margin to the Adjusted EBITDA margin by business unit:

	Three Months Ended July 31, 2022
	Consolidated	AGI Corporate	AU	USU
Net income (loss)	$(3,714,971)	$(4,898,587)	$(209,429)	$1,393,045
Interest expense, net	580,580	581,279	(578)	(121)
Taxes	30,321	5,600	14,721	10,000
Depreciation and amortization	921,108	69,442	744,744	106,922
EBITDA	(2,182,962)	(4,242,266)	549,458	1,509,846
Bad debt expense	350,000	—	225,000	125,000
Stock-based compensation	46,330	(25,330)	51,924	19,736
Non-recurring charges - Severance	125,000	125,000	—	—
Non-recurring (income) charges - Other	484,932	484,932	—	—
Adjusted EBITDA	$(1,176,700)	$(3,657,664)	$826,382	$1,654,582

Net income (loss) Margin	(20)%	NM	(2)%	20%
Adjusted EBITDA Margin	(6)%	NM	7%	24%

	Three Months Ended July 31, 2021
	Consolidated	AGI Corporate	AU	USU
Net income (loss)	$(870,888)	$(4,458,536)	$2,334,457	$1,253,191
Interest expense, net	32,132	33,272	(1,000)	(140)
Taxes	151,010	1,163	149,807	40
Depreciation and amortization	779,409	31,043	663,693	84,673
EBITDA	91,663	(4,393,058)	3,146,957	1,337,764
Bad debt expense	350,000	—	250,000	100,000
Stock-based compensation	542,712	443,279	69,595	29,838
Non-recurring charges - Severance	19,665	—	—	19,665
Non-recurring charges - Other	(498,120)	—	(498,120)	—
Adjusted EBITDA	$505,920	$(3,949,779)	$2,968,432	$1,487,267

Net income (loss) Margin	(4)%	NM	18%	20%
Adjusted EBITDA Margin	3%	NM	22%	24%

———————

NM - Not meaningful

Definitions

Lifetime Value ("LTV") – is calculated as the weighted average total amount of tuition and fees paid by every new student that enrolls in the Company’s universities, after giving effect to attrition.

Bookings – is defined by multiplying LTV by new student enrollments for each operating unit.

Average Revenue per Enrollment ("ARPU") – is defined by dividing total bookings by total enrollments.

Adjusted EBITDA Margin – is defined as Adjusted EBITDA divided by revenue. We believe Adjusted EBITDA margin is useful for management, analysts and investors as this measure allows for a more meaningful comparison between our performance and that of our competitors. Adjusted EBITDA margin has certain limitations in that it does not take into account the impact to our consolidated statement of operations of certain expenses.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including the expected continued reduction in expenses, achieving positive operating cash flow in the second half of fiscal 2023, and closing an accounts receivable facility. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the demand of nursing students for our programs, our graduates’ future NCLEX first time pass rates, our failure to favorably resolve the Arizona regulatory issues, student attrition, national and local economic factors, competition from nursing schools in local markets, the competitive impact from the trend of major non-profit universities using online education and consolidation among our competitors, and a myriad of risks which may affect our ability to close an accounts receivable financing ranging from locating a willing lender to contractual difficulties including covenants which prevent us from closing a facility. Other risks are included in our filings with the SEC including our Form 10-K for the year ended April 30, 2022, as amended by the Form 10-Q for the fiscal quarter ended July 31, 2022. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Aspen Group, Inc.

Aspen Group, Inc. is an education technology holding company that leverages its infrastructure and expertise to allow its two universities, Aspen University and United States University, to deliver on the vision of making college affordable again.

Investor Relations Contact

Kim Rogers
Managing Director
Hayden IR
385-831-7337
Kim@HaydenIR.com

GAAP Financial Statements

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	July 31, 2022	April 30, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,374,224	$6,482,750
Restricted cash	6,433,397	6,433,397
Accounts receivable, net of allowance of $3,653,072 and $3,460,288, respectively	24,699,267	24,359,241
Prepaid expenses	1,745,565	1,358,635
Other current assets	988,641	748,568
Total current assets	36,241,094	39,382,591

Property and equipment:
Computer equipment and hardware	1,570,850	1,516,475
Furniture and fixtures	2,197,920	2,193,261
Leasehold improvements	7,179,896	7,179,896
Instructional equipment	756,568	715,652
Software	10,661,079	10,285,096
Construction in progress	3,000	2,100
	22,369,313	21,892,480
Less: accumulated depreciation and amortization	(9,294,089)	(8,395,001)
Total property and equipment, net	13,075,224	13,497,479
Goodwill	5,011,432	5,011,432
Intangible assets, net	7,900,000	7,900,000
Courseware, net	267,526	274,047
Long-term contractual accounts receivable	12,429,962	11,406,525
Deferred financing costs	302,834	369,902
Operating lease right-of-use assets, net	12,361,707	12,645,950
Deposits and other assets	566,244	578,125
Total assets	$88,156,023	$91,066,051

(Continued)

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (CONTINUED)

	July 31, 2022	April 30, 2022
	(Unaudited)
Liabilities and Stockholders’ Equity
Liabilities:
Current liabilities:
Accounts payable	$1,851,533	$1,893,287
Accrued expenses	3,146,956	2,821,432
Deferred revenue	6,245,530	5,889,911
Due to students	3,963,709	4,063,811
Operating lease obligations, current portion	2,123,914	2,036,570
Other current liabilities	751,349	130,262
Total current liabilities	18,082,991	16,835,273

Long-term debt, net	14,909,625	14,875,735
Operating lease obligations, less current portion	16,279,324	16,809,319
Total liabilities	49,271,940	48,520,327

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized, 0 issued and 0 outstanding at July 31, 2022 and April 30, 2022	—	—
Common stock, $0.001 par value; 60,000,000 shares authorized, 25,357,764 issued and 25,202,278 outstanding at July 31, 2022, 25,357,764 issued and 25,202,278 outstanding at April 30, 2022	25,358	25,358
Additional paid-in capital	112,134,894	112,081,564
Treasury stock (155,486 at both July 31, 2022 and April 30, 2022)	(1,817,414)	(1,817,414)
Accumulated deficit	(71,458,755)	(67,743,784)
Total stockholders’ equity	38,884,083	42,545,724
Total liabilities and stockholders’ equity	$88,156,023	$91,066,051

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended July 31,
	2022	2021
Revenue	$18,893,913	$19,430,995

Operating expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	10,205,551	8,593,568
General and administrative	10,532,020	10,946,477
Bad debt expense	350,000	350,000
Depreciation and amortization	921,108	779,409
Total operating expenses	22,008,679	20,669,454

Operating loss	(3,114,766)	(1,238,459)

Other income (expense):
Interest expense	(581,293)	(33,539)
Other income, net	11,409	552,120
Total other (expense) income, net	(569,884)	518,581

Loss before income taxes	(3,684,650)	(719,878)

Income tax expense	30,321	151,010

Net loss	$(3,714,971)	$(870,888)

Net loss per share - basic and diluted	$(0.15)	$(0.03)

Weighted average number of common stock outstanding - basic and diluted	25,202,278	25,070,072

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended July 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(3,714,971)	$(870,888)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	350,000	350,000
Depreciation and amortization	921,108	779,409
Stock-based compensation	46,330	542,712
Amortization of warrant-based cost	7,000	11,458
Amortization of deferred financing costs	67,068	—
Amortization of debt discounts	33,890	8,334
Loss on asset disposition	—	1,144
Non-cash lease (benefit) expense	(158,410)	8,307
Tenant improvement allowances received from landlords	—	86,591
Changes in operating assets and liabilities:
Accounts receivable	(1,713,462)	(1,879,318)
Prepaid expenses	(386,930)	163,615
Other current assets	(240,073)	54,639
Accounts receivable, other	—	45,329
Deposits and other assets	11,883	10,852
Accounts payable	(41,754)	161,243
Accrued expenses	325,524	320,375
Due to students	(100,102)	157,708
Deferred revenue	355,619	(2,133,927)
Other current liabilities	621,087	(250,074)
Net cash used in operating activities	(3,616,193)	(2,432,491)
Cash flows from investing activities:
Purchases of courseware and accreditation	(15,500)	(131,669)
Purchases of property and equipment	(476,833)	(847,213)
Net cash used in investing activities	(492,333)	(978,882)
Cash flows from financing activities:
Proceeds from stock options exercised	—	22,548
Net cash provided by financing activities	—	22,548

(Continued)

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(Unaudited)

	Three Months Ended July 31,
	2022	2021
Net decrease in cash, cash equivalents and restricted cash	$(4,108,526)	$(3,388,825)
Cash, cash equivalents and restricted cash at beginning of period	12,916,147	13,666,079
Cash, cash equivalents and restricted cash at end of period	$8,807,621	$10,277,254

Supplemental disclosure cash flow information:
Cash paid for interest	$416,164	$24,384
Cash paid for income taxes	$4,721	$98,105

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the accompanying consolidated balance sheet to the total amounts shown in the accompanying unaudited consolidated statements of cash flows:

	July 31,
	2022	2021
Cash and cash equivalents	$2,374,224	$6,554,423
Restricted cash	6,433,397	3,722,831
Total cash, cash equivalents and restricted cash	$8,807,621	$10,277,254